CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each of the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2024, and each included in this Post-Effective Amendment No. 82 on the Registration Statement (Form N-1A, File No. 811-04041) of State Street Variable Insurance Series Funds, Inc (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 16, 2024, with respect to State Street Total Return V.I.S. Fund , State Street U.S. Equity V.I.S. Fund , State Street S&P 500 Index V.I.S. Fund , State Street Premier Growth Equity V.I.S. Fund , State Street Income V.I.S. Fund , State Street Small-Cap Equity V.I.S. Fund and State Street Real Estate Securities V.I.S. Fund (the “Funds”) (Seven of the funds constituting State Street Variable Insurance Series Funds, Inc) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

April 25, 2024